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                                                                    EXHIBIT 11.0



                 KIRBY CORPORATION AND CONSOLIDATED SUBSIDIARIES

                    COMPUTATION OF EARNINGS PER COMMON SHARE




                                                              Three months ended
                                                                    March 31,
                                                           -------------------------
                                                               1998          1997
                                                           -----------    ----------
                                                           (in thousands, except per
                                                                 share amounts)
Net earnings from continuing operations                      $ 5,040        2,622
Net earnings from discontinued operations                       --          2,117

                                                             -------      -------
    Net earnings                                             $ 5,040        4,739
                                                             =======      =======

Basic earnings per share:
Weighted average number of common shares outstanding          24,051       24,604
                                                             =======      =======

Basic earnings per share from continuing operations          $   .21          .11
Basic earnings per share from discontinued operations           --            .08
                                                             -------      -------
    Basic earnings per share                                 $   .21          .19
                                                             =======      =======

Diluted earnings per share:
Weighted average number of common shares outstanding          24,051       24,604
Dilutive shares applicable to stock options                      296          209

                                                             -------      -------
    Shares applicable to diluted earnings                     24,347       24,813
                                                             =======      =======

Diluted earnings per share from continuing operations        $   .21          .11
Diluted earnings per share from discontinued operations         --            .08

                                                             -------      -------
    Diluted earnings per share                               $   .21          .19
                                                             =======      =======